EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-48827) pertaining to the Chronimed Inc. 1985 Stock Option Plan; the Registration Statement (Form S-8 No. 33-48820) pertaining to the Chronimed Inc. 1986 Stock Option Plan; the Registration Statement (Form S-8 No. 33-87718) pertaining to the Chronimed Inc. 1994 Stock Option Plan for Directors; the Registration Statement (Form S-8 No. 33-87712) pertaining to the Chronimed Inc. 1994 Stock Option Plan; the Registration Statement (Form S-8 No. 33-83368) pertaining to various Director Nonqualified Stock Option Plans; the Registration Statement (Form S-8 No. 33-81041) pertaining to the Chronimed Inc. Employee Stock Purchase Plan of 1995; the Registration Statement (Form S-8 No. 333-15949) pertaining to the Chronimed Inc. 1997 Stock Option Plan; the Registration Statement (Form S-3 No. 333-23833) pertaining to the registration of 68,065 shares of its common stock; the Registration Statement (Form S-3 No. 333-35555) pertaining to the registration of 42,553 shares of its common stock; and the Registration Statement (Form S-8 No. 333-67649) pertaining to the Chronimed Inc. 1999 Stock Option Plan of our report dated August 3, 2000, with respect to the consolidated financial statements and schedule of Chronimed Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2000.



                             /s/ Ernst & Young, LLP


Minneapolis, Minnesota
September 26, 2000